Exhibit 21

Subsidiary Legal Name (a)	Jurisdiction	Assumed Name or d/b/a
Classic Auto Group, Inc. (b)	New Jersey	Chevrolet of Turnersville, Cadillac of Turnersville
Dan Young Chevrolet, Inc. (c)	Indiana	N/A
DiFeo Partnership, LLC (d)	Delaware	N/A
Florida Chrysler Plymouth, Inc. (e)	Florida	N/A
Goodman Retail Limited (f)	England and Wales	N/A
Isaac Agnew (Holdings) Limited (g)	Northern Ireland	N/A
Landers Auto Sales, LLC (h)	Delaware	Landers Chrysler Jeep Dodge
Late Acquisition 1, LLC (i)	Delaware	N/A
MAN Automotive Imports Pty Ltd. (j)	Australia	NA
Maranello Holdings Ltd. (k)	England & Wales	N/A
PAG Atlanta Management, Inc. (l)	Delaware	N/A
PAG Greenwich Holdings, LLC (m)	Delaware	N/A
PAG Italy S.r.l. (n)	Italy	N/A
PAG Orlando Limited, LLC (o)	Delaware	N/A
PAG West, LLC (p)	Delaware	N/A
Penske Automotive Europe GmbH (q)	Germany	N/A
Penske Commercial Vehicles Investments NZ Pty Ltd. (r)
Penske Commercial Vehicles Pty Ltd. (s)	Australia	N/A
Penske Commercial Vehicles US, LLC (t)	Delaware	N/A
Penske Power Systems Investments NZ Pty Ltd. (u)	New Zealand	N/A
Penske Transportation Group International Pty Ltd. (v)	Australia	N/A
PPS Holdings Australia Pty. Ltd. (w)	Australia	N/A
SDG Automotive Investments, LLC (x)	Ohio	N/A
Sytner Group Limited (y)	England and Wales	N/A
Tamburro Enterprises, Inc. (z)	Nevada	N/A
UAG Caribbean, Inc. (aa)	Delaware	N/A
UAG Classic, Inc. (ab)	Delaware	N/A
UAG Connecticut I, LLC (ac)	Delaware	N/A
UAG Houston Acquisition, Ltd. (ad)	Texas	N/A
UAG UK Holdings Limited (ae)	England and Wales	N/A
United Auto Finance, Inc. (af)	Delaware	N/A

(a)  Certain subsidiaries were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K, including 36 subsidiaries owned directly by Registrant which are automotive retail subsidiaries operating in the United States.

(b)  3 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(c)  2 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(d)   6 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(e)   1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(f)   1 automotive retail subsidiary operating in the United Kingdom was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(g)   7 automotive retail subsidiaries operating in the United Kingdom were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(h)   8 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(i)   1  automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(j)  1 commercial vehicle distribution subsidiary operating in Australia was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(k)   1 automotive retail subsidiary operating in the United Kingdom was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(l)   2 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(m)   1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(n)   4 automotive retail subsidiaries operating in Italy were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(o)   1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(p)   41 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(q)   17 automotive retail subsidiary operating in Germany was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(r)  1 commercial vehicle distribution subsidiary operating in New Zealand was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(s)  3 commercial vehicle distribution subsidiaries operating in Australia and New Zealand were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(t)  4 retail commercial vehicle subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(u)  1 commercial vehicle distribution subsidiary operating in New Zealand was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(v)  1 commercial vehicle distribution subsidiary operating in Australia was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(w)  1 commercial vehicle distribution subsidiary operating in Australia was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(x)  1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(y)   10 automotive retail subsidiaries operating in the United Kingdom were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(z)  3 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(aa) 3 automotive retail subsidiaries operating in Puerto Rico were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ab) 4 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ac) 3 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ad) 2 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ae) 1 automotive retail subsidiary operating in Spain was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(af) 1 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.